For Immediate Release

Contact: Andrew M. O’Shea Chief Financial Officer 860.298.0444 aoshea@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Moscow CableCom Corp. Announces 2006 First Quarter Results

Filing of Form 10-Q Cures Noncompliance with Nasdaq Listing Requirements

New York, NY – June 16, 2006 – Moscow CableCom Corp. (NASDAQ: MOCC) today announced results of operations for the three months ended March 31, 2006.

For the three months ended March 31, 2006, revenues totaled $4,109,000, an 84.2% increase from revenues of $2,231,000 reported for the three months ended March 31, 2005. The Company’s net loss for the three months ended March 31, 2006 was $2,327,000. After deducting $56,000 of dividends on our Series A Preferred Stock, the loss was $2,383,000, or $0.27 per share, basic and diluted, based on 8,891,000 weighted average shares outstanding. This weighted average number of shares does not include the 4,500,000 weighted average shares of outstanding Series B Convertible Preferred Stock, which are convertible into the Company’s Common Stock on a share-for-share basis. The results compare to a net loss of $2,047,000 for the three months ended March 31, 2005, or $12,884,000 after a non-cash charge of $10,781,000 relating to the beneficial conversion feature of the Series B Preferred Stock issued in January 2005, and $56,000 of dividends on the Series A Preferred Stock, which equates to $1.46 per share, basic and diluted, based on 8,812,000 weighted average shares outstanding. The non-cash beneficial conversion feature increased the prior year net loss per share by $1.22.

 These revenue increases were realized through increases in the number of subscribers for the Company’s Internet and pay TV services, as a result of growth experienced by AKADO, its wholly-owned operating company in Moscow, Russia. As of March 31, 2006, AKADO had 46,444 active subscribers for its Internet access services, a 34.2% increase year-to-date, and a 142.8% increase from a year earlier. The number of active subscribers for AKADO’s pay television services increased to 22,256, an increase of 42.5% during the quarter and a year-over-year change of 226.3%.  The increases in subscribers spanned throughout AKADO’s growing hybrid fiber-coaxial network in Moscow, which has been expanded by 22.4% year-to-date and reaches 96.3% more homes than a year earlier, to reach 398,895 homes and businesses as of March 31, 2006.

Mikhail Smirnov, the Company’s Chief Executive Officer stated, “Our first quarter represented the continuation of growth noted in the last several months of 2005. Our demonstration of the market’s acceptance of our product offerings further encourages us in our belief in our underlying business plan. We are continuing to expand our reach within Moscow and are fortunate to have the benefit of more than $20 million raised in the recent private placement. We believe we can demonstrate ongoing progress through the continued growth of our network and our aggressive marketing efforts, which we hope will effectively counter the seasonally slower summer months.”

Moscow CableCom Corp also announced that through the filing of its Form 10-Q for the quarter ended March 31, 2006, it believes it has regained compliance with Nasdaq’s listing requirements and expects to receive confirmation of such from Nasdaq within the next few days. On May 19, 2006, the Company received a Nasdaq Staff Determination letter indicating that, as a result of the Company’s failure to file its Quarterly Report on Form 10-Q for the period ended March 31, 2006 within the required timeframe, the Company was no longer in compliance with the qualification requirements for continued listing as set forth in Nasdaq’s Marketplace Rule 4310(c)(14), and that its securities were, therefore, subject to delisting from The Nasdaq National Market.

About Moscow CableCom

Moscow CableCom Corp (NASDAQ NM: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to pay-TV and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network (MFON), the largest high-speed transportation network in Moscow.  At present, no other company in Moscow is providing a full range of residential broadband services. For more information on Moscow CableCom Corp. and AKADO, visit: www.moscowcablecom.com and www.akado.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements relate to our future business and financial performance, including AKADO's development, including its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and its ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Annual Report on Form 10-K for the year ended December 31, 2005 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

MOSCOW CABLECOM CORP.
Consolidated Condensed Balance Sheets
 (in thousands, except per share data)

	March 31,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 8,678	$ 5,442
Marketable securities	1,561	3,322
Trade receivables, less allowance for doubtful accounts of $123 and $111	253	252
Inventories, net	1,793	1,237
Taxes receivable	4,365	3,523
Deferred costs	534	470
Deferred income taxes	40	16
Prepaid expenses and other current assets	3,354	1,845

Total current assets	20,578	16,107
Property, plant and equipment, net	33,072	25,730
Construction in progress and advances	10,110	9,563
Prepaid pension expense	5,190	5,111
Intangible assets, net	4,825	4,850
Goodwill	5,232	5,115
Investment in Institute for Automated Systems	7,183	7,128
Deferred costs	888	712
Other assets	2,608	716

Total assets	$ 89,686	$ 75,032
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$ 571	$ 598
Payable to affiliate	418	531
Accounts payable and accrued liabilities	6,707	4,849
Deferred revenue	192	354

Total current liabilities	7,888	6,332
Note payable to shareholder	30,822	20,211
Long-term debt, less current maturities	3,017	1,773
Other long-term obligations	799	720
Deferred revenue	571	380
Deferred income taxes	4,603	4,584

Total liabilities	47,700	34,000
Commitments and contingencies
Stockholders’ equity:
Series A cumulative convertible preferred stock, no par value; 800,000 shares authorized; 150,144 shares issued and outstanding; liquidation preference $18.75 per share	2,792	2,792
Series B convertible preferred stock, $.01 par value, 25,000,000 shares authorized 4,500,000 shares issued and outstanding	45	45
Common stock, $.01 par value; 40,000,000 shares authorized; 8,905,746 Shares and 8,860,746 shares, respectively, issued and outstanding	89	89
Additional paid-in capital	68,511	66,243
Accumulated deficit	(30,340)	(27,957)
Treasury stock, at cost, 24,500 shares	(180)	(180)
Accumulated other comprehensive income	1,069	-

Total stockholders’ equity	41,986	41,032

Total liabilities and stockholders’ equity	$ 89,686	$ 75,032

MOSCOW CABLECOM CORP.

Consolidated Condensed Statement of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31, 2006	March 31, 2005

Sales and revenues
Subscription fees, connection fees and equipment sales	$4,053	$2,189
Other	56	42

Total revenue	4,109	2,231

Cost of sales
Services from related party	938	371
Salaries and benefits	752	275
Depreciation and amortization	785	414
Other	383	428

Total cost of sales	2,858	1,488

Gross margin	1,251	743

Operating expenses
Salaries and benefits	2,441	1,303
Depreciation	231	100
General and administrative	1,713	1,029

Total operating expenses	4,385	2,432

Loss from operations	(3,134)	(1,689)

Equity in losses of Institute for Automated Systems	(131)	(57)
Investment income and other income	125	249
Interest expense	(609)	(579)
Foreign currency transaction gain (loss)	1,357	(3)

Loss before income taxes	(2,392)	(2,079)
Income tax benefit	65	32

Net loss	(2,327)	(2,047)
Preferred dividends	(56)	(56)
Beneficial conversion feature	-	(10,781)

Net loss applicable to common shares	$(2,383)	$(12,884)

Earnings per common share:
Basic and diluted	$(0.27)	$(1.46)